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                                                                   Exhibit 10.23

                              CONSULTING AGREEMENT


         Agreement made and entered into as of the ____ day of ______________, 1997 by and between BIRMAN MANAGED CARE, INC., a Delaware corporation, having offices at 502 Gould Drive, Cookeville, Tennessee 38506 (the "Company"), and ROYCE INVESTMENT GROUP, INC., a New York corporation, having offices at 199 Crossways Park Drive, Woodbury, New York 11797 (the "Consultant").

                               W I T N E S S E T H

         WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

         1. Retention. The Company hereby retains the Consultant to perform consulting services related to corporate finance and other financial service matters, and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. In this regard, Consultant shall devote such business time and attention to matters on which the Company shall request its services, subject to the direction of the Chairman of the Board of the Company, as shall be determined by the Consultant.

         2. Term. The Consultant's retention hereunder shall be for a term of one year.

         3. Compensation.

         (a) The Consultant shall be compensated at the rate $150,000 per annum payable to Royce Investment Group, Inc. The $150,000 payment under this consulting agreement shall be due and payable in advance upon the execution of this Agreement.

         (b) The Company shall not be required to pay any out-of-pocket expenses of the Consultant, unless approved in advance by the Company.

         4. Termination. This Agreement may not be terminated by the Company, except for the willful breach of the Agreement by the Consultant. This agreement may be terminated by the Consultant at any time upon two weeks notice.
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         5. Notices. Any notices hereunder shall be sent to the Company and the
Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

         6. Governing Law. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof.

         7. Entire Agreement. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

         8. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                               BIRMAN MANAGED CARE, INC.



                                               By:______________________________
                                               Its:_____________________________



                                               ROYCE INVESTMENT GROUP, INC.



                                               By:______________________________
                                               Its:_____________________________



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